                                                                   Exhibit 99(c)
                                Certification of
                             Chief Financial Officer
                         of Wendy's International, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended September 29, 2002 of Wendy's International, Inc. (the "Issuer").

I, Kerrii B. Anderson, the Chief Financial Officer of Issuer certify that, to the best of my knowledge:

         (i) the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  November 12, 2002

                                                  /s/ Kerrii B. Anderson
                               -------------------------------------------------
                                                  Name: Kerrii B. Anderson


                                       30